UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 6, 2011

FIRST AMERICAN FINANCIAL CORPORATION

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-34580	26-1911571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2011, Glenn C. Christenson resigned from the Board of Directors of First American Financial Corporation (the “Company”). Mr. Christenson indicated that he objected to the processes by which the board of directors of the Company’s former parent company arrived at certain decisions and that he disagreed with the decision of the Company’s Board of Directors to not nominate Bruce S. Bennett for reelection to the Board of Directors at its next annual stockholders meeting. Mr. Christenson served as chairman of the Audit Committee and a member of the Compensation Committee. A copy of Mr. Christenson’s resignation letter is attached as Exhibit 99.1 hereto.

Item 7.01 Regulation FD Disclosure.

As noted above, the Board of Directors of the Company has determined that it will not nominate Bruce S. Bennett for reelection to the Company’s Board. Mr. Bennett’s term expires at the Company’s next annual stockholders meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Letter of resignation dated April 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST AMERICAN FINANCIAL CORPORATION

Date: April 7, 2011	By:	/s/ KENNETH D. DEGIORGIO Name: Kenneth D. DeGiorgio Title: Executive Vice President

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